SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                     Date of event reported: August 31, 2000
                        Date of Report: November 14, 2000



                              NXGEN NETWORKS, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Nevada                      000-28427                   870621120
     ---------------             -------------------        -----------------
(State or other jurisdiction     (Commission File No.)        (IRS Employer
    of incorporation)                                     Identification Number)



                1700 Lincoln Street - Suite 1920 Denver Co 80203
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)


Registrant's telephone number, including area code: 303-839-9150
                                                    ------------

 GLOBAL TECH CENTER, DON JUAN ROAD, P.O. BOX 218, HERTFORD, NORTH CAROLINA 27944
 -------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



--------------------------------------------------------------------------------

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Not applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

Not applicable.


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable


ITEM 5.  OTHER EVENTS

Not Applicable

ITEM 6. RESIGNATION OF DIRECTORS

Not Applicable


ITEM 7. FINANCIAL STATEMENTS AND EXHBITS

 (1)     Financial Statements

     (a)  International  Long  Distance  Corporation  -  Consolidated  Financial
          Statements:

          Six Months Ended June 30, 2000 (compiled) and Year Ended December 31, 1999 (audited)

          Years Ended December 31, 1999 and 1998

     (b)  Pro forma financial information

 (3)     Exhibits

         The following exhibits are filed as a part of this report.

         Exhibit  Description
         -------  ---------------------------------------------

            2     Share Exchange Agreement/Information Statement

           23     Consent of Independent Accountants

ITEM 8.  CHANGE IN FISCAL YEAR

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


NXGEN NETWORKS, INC.
 (Registrant)


/s/ Ralph Proceviat
--------------------------
Ralph Proceviat, CFO

Dated: November 14, 2000

--------------------------------------------------------------------------------

                              FINANCIAL STATEMENTS
                              --------------------



                     International Long Distance Corporation

                          (a development stage company)
                        Consolidated Financial Statements
                    Six Months Ended June 30, 2000 (compiled)
                                       and
                     Year Ended December 31, 1999 (audited)

                     International Long Distance Corporation
                          (a development stage company)
                                    Contents


                                                                            Page
                                                                            ----
Accountants' Report                                                            1

Consolidated Balance Sheets                                                  2-3

Consolidated Statements of Operations                                          4

Consolidated Statements of Changes in Stockholders' Deficit                    5

Consolidated Statements of Cash Flows                                        6-8

Notes to Consolidated Financial Statements                                  9-18

                               Accountants' Report




Board of Directors
International Long Distance Corporation
Hertford, North Carolina


We have compiled the accompanying consolidated balance sheet of International Long Distance Corporation (a North Carolina corporation) as of June 30, 2000, and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for the six months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying consolidated financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

The financial statements for the year ended December 31, 1999, were audited by us and we expressed an unqualified opinion on them in our report dated June 2, 2000, but we have not performed any auditing procedures since that date.





/s/







Atlanta, Georgia
August 24, 2000

                     International Long Distance Corporation
                          (a development stage company)
                           Consolidated Balance Sheets
                       June 30, 2000 and December 31, 1999


Assets
                                                         2000        1999
                                                      (Complied)   (Audited)
                                                      ----------   ----------
Current assets
        Cash                                          $  149,912   $     --
        Accounts receivable - trade                       60,543      101,181
        Accounts receivable - officer                     85,060       84,060
                                                      ----------   ----------
       Total current assets                              295,515      185,241
                                                      ----------   ----------

Investments
        Investment in Airtime Technologies               135,000         --

Property and equipment
        Land                                              39,374       39,374
        Leasehold improvements                           511,800      105,132
        Computers and software                           341,851      248,652
        Furniture and fixtures                            71,359        4,660
        Telephone switching equipment                  6,406,086    3,100,135
                                                      ----------   ----------
                 Total property and equipment          7,370,470    3,497,953
        Less: accumulated depreciation                 1,283,618      718,697
                                                      ----------   ----------
                  Property and equipment, net          6,086,852    2,779,256
                                                      ----------   ----------


Other assets
        Deposits                                          44,559       44,559
        Deferred finance charges, net of
         amortization of $165,339 and $121,018           277,866      322,187
                                                      ----------   ----------
                  Total other assets                     322,425      366,746
                                                      ----------   ----------



                  Total assets                        $6,839,792   $3,331,243
                                                      ==========   ==========

See notes to consolidated financial statements and accountants' report.

                                                                               3

                               International Long Distance Corporation
                                    (a development stage company)
                                     Consolidated Balance Sheets
                                 June 30, 2000 and December 31, 1999

                                Liabilities and Stockholders' Deficit

                                                                 2000            1999
                                                              (Compiled)      (Audited)
                                                             ------------    ------------
Current liabilities
        Cash overdraft                                       $       --      $      3,118
        Accounts payable                                        3,997,930       2,528,020
        Accrued expenses                                          476,149         145,027
        Accrued interest                                          132,460           3,300
        Current portion of capital lease obligations              129,124         123,715
        Short-term notes payable                                5,942,785       1,837,188
        Unearned revenue                                           89,975          55,000
                                                             ------------    ------------
             Total current liabilities                         10,768,423       4,695,368
                                                             ------------    ------------


Capital lease obligations                                         200,014         255,490
                                                             ------------    ------------


Stockholders' deficit
        Common stock, $.00033 par value;
            11,000,000 shares authorized;
            5,500,000 shares issued and outstanding                 1,812             500
        Subscription agreements                                      --         6,065,584
        Additional paid-in capital                              7,692,301            --
        Deficit accumulated during the
          development stage                                   (11,822,758)     (7,685,699)
                                                             ------------    ------------
             Total stockholders' deficit                       (4,128,645)     (1,619,615)
                                                             ------------    ------------

             Total liabilities and stockholders' deficit     $  6,839,792    $  3,331,243
                                                             ============    ============


See notes to consolidated financial statements and accountants' report.



                                                                               4

                                      International Long Distance Corporation
                                           (a development stage company)
                                       Consolidated Statements of Operations

                                                                         March 20, 1998          March 20, 1998
                                               Six Months Ended           (Inception) to         (Inception) to
                                                June 30, 2000            December 31, 1999      to June 30, 2000
                                                  (Compiled)                (Audited)             (Compiled)
                                               --------------          ------------------      -------------------
Revenue
     Service revenue                            $     652,888             $    173,464        $       826,352
     Other income                                      10,417                    1,030                 11,447
                                               --------------          ---------------       ----------------
                                                      663,305                  174,494                837,799
                                                -------------            -------------        ---------------
Costs and expenses
     Costs of telephone services                    1,043,285                  961,674              2,004,959
     Research and development                         128,533                  140,911                269,444
     General and administrative                       579,588                  368,103                947,691
     Other operating expenses                       1,197,665                  511,684              1,709,349
     Maintenance and utilities                         32,159                   47,720                 79,879
     Travel, meals and
      entertainment                                   215,873                  142,793                358,666
                                                -------------             ------------        ---------------
                                                    3,197,103                2,172,885              5,369,988
                                                 ------------             ------------         --------------

Operating loss                                     (2,533,798)              (1,998,391)            (4,532,189)
                                                 ------------             ------------          -------------

Other expenses
     Amortization and finance costs                   419,082                1,114,122              1,533,204
     Bad debts                                        143,354                    1,300                144,654
     Charitable contributions                         143,132                  137,664                280,796
     Depreciation                                     564,921                  718,697              1,283,618
     Interest                                         187,588                  249,810                437,398
     Loss on impairment of asset                      -                        279,071                279,071
     Loss on uncollectible
      advances to affiliate                           -                      1,085,448              1,085,448
     Loss on failed venture                           -                      2,011,396              2,011,396
     Rents and leases                                 145,184                   89,800                234,984
                                                 ------------            -------------        ---------------
        Total other expenses                        1,603,261                5,687,308              7,290,569
                                                  -----------              -----------         --------------


Net loss                                          $(4,137,059)             $(7,685,699)          $(11,822,758)
                                                  ===========              ============          ============

See notes to consolidated financial statements and accountants' report.



                                                                               5

                                     International Long Distance Corporation
                                           (a development stage company)
                            Consolidated Statement of Changes in Stockholder's Deficit
                                          Six Months Ended June 30, 2000
                      and the Period March 20, 1998 (date of inception) to December 31, 1999



                                                                    Additional     Retained          Total
                                         Common     Subscription      Paid-In      Earnings       Stockholder's
                                          Stock      Agreements      Capital       (Deficit)         Deficit
                                      ------------- -------------  ------------- --------------- ---------------

Balance, beginning of period           $       --    $       --    $       --      $       --      $       --

Issuance of 500 shares
 of common stock                                500          --            --              --               500

Funds / services received
for stock subscriptions                        --       6,065,584          --              --         6,065,584

Net loss                                                                              (7,685,699)    (7,685,699)
                                        -----------  ------------    ------------   ------------   ------------

Balance, December 31, 1999 (Audited)            500     6,065,584          --         (7,685,699)    (1,619,615)

Funds/services received
  for stock subscriptions                      --       1,678,029          --              --         1,678,029

Issuance of 5,499,500 shares
 of common stock                              1,315    (7,743,613)     7,743,089           --               791

Net loss                                                                    --        (4,137,059)    (4,137,059)
                                        -----------  ------------    ------------   ------------   ------------

                                              1,815          --        7,743,089     (11,822,758)    (4,077,854)

Stock subscription receivable                    (3)         --          (50,788)           --          (50,791)
                                        -----------  ------------    ------------   ------------   ------------


Balance, June 30, 2000 (Compiled)        $    1 812 $        --    $   7,692,301   $ (11,822,758)   $(4,128,645)
                                        ===========  ============   ============    ============   ============

See notes to consolidated financial statements and accountants' report.


                                      International Long Distance Corporation
                                           (a development stage company)
                                       Consolidated Statements of Cash Flows

                                                                                      March 20, 1998      March 20, 1998
                                                                  Six Months Ended    (Inception) to      (Inception) to
                                                                  June 30, 2000      December 31, 1999   June 30, 2000
                                                                     (Compiled)          (Audited)            (Compiled)
                                                                  ----------------  ------------------- ----------------------

Cash flows from operating activities
  Cash received from revenue                                       $     460,564    $         128,313    $        588,877
  Cash paid to suppliers, employees and affiliate                     (1,688,505)            (894,992)         (2,583,497)
  Cash paid for interest                                                 (58,428)            (246,510)           (304,938)
  Cash advanced to failed joint venture                                    -               (1,829,396)         (1,829,396)
                                                                  --------------    ------------------   ----------------
           Net cash used in operating  activities                     (1,286,369)          (2,842,585)         (4,128,954)
                                                                  --------------    ------------------   ----------------

Cash flows from investing activities:
  Purchases of property and equipment                                 (3,724,017)          (3,307,229)         (7,031,246)
  Payment of deposits                                                      -                  (44,559)            (44,559)
                                                                  --------------    ------------------   ----------------
           Net cash used in investing  activities                     (3,724,017)          (3,351,788)         (7,075,805)
                                                                  --------------    ------------------   ----------------

Cash flows from financing activities:
  Proceeds from issuance of notes payable                              4,287,079             2,525,838          6,812,917
  Proceeds from stock subscription agreements                          1,104,768             4,447,275          5,552,043
  Proceeds from issuance of common stock                                     -                     500               500
  Repayment of notes payable and capital leases                         (231,549)            (779,240)         (1,010,789)
                                                                   -------------    ------------------   ----------------
         Net cash provided by financing activities                     5,160,298             6,194,373         11,354,671
                                                                   -------------    ------------------   ----------------

Net increase in cash and cash equivalents   -

Cash and cash equivalents, beginning of period                             -                    -                 -
                                                                   -------------    ------------------   ----------------

Cash and cash equivalents, end of period                           $     149,912    $           -        $        149,912
                                                                   --------------   ------------------   ----------------

See notes to consolidated financial statements and accountants' report.

                                                                               7

                                      International Long Distance Corporation
                                           (a development stage company)
                                       Consolidated Statements of Cash Flows


                                                       Six Months    March 20, 1998     March 20, 1998
                                                         Ended         (Inception) to   (Inception) to
                                                     June 30, 2000   December 31, 1999   June 30, 2000
                                                       (Compiled)        (Audited)         (Compiled)
                                                      ------------- ------------------  ---------------
Cash flows from operating activities:

      Net loss                                         $(4,137,059)   $(7,685,699)      $(11,822,758)
      Adjustments to reconcile net loss to
       net cash used in operating activities
          Depreciation                                     564,921        718,697          1,283,618
          Amortization and finance costs                   617,582      1,114,122          1,731,704
          Loss on impairment of asset                         --          279,071            279,071
          Non-cash subscription activity                  (198,500)          --             (198,500)
          Non-cash portion of loss on failed venture          --          182,000            182,000
          Conversion of accounts receivable
           to investment                                  (135,000)      (135,000)
          Changes in assets and liabilities:
               (Increase) decrease in assets
                   Accounts receivable - trade              40,638       (101,181)           (60,543)
                   Accounts receivable - officer            (1,000)       (84,060)           (85,060)
               Increase (decrease) in liabilities
                   Cash overdraft                           (3,118)         3,118             --
                   Accounts payable                      1,469,910      2,528,020          3,997,930
                   Accrued expenses                        331,122        145,027            476,149
                   Accrued interest                        129,160          3,300            132,460
                   Unearned revenue                         34,975         55,000             89,975
                                                       -----------    -----------        -----------
                   Net cash used in
                    operating  activities              $(1,286,369)   $(2,842,585)        (4,128,954)
                                                       ===========    ===========        ===========


See notes to consolidated financial statements and accountants' report.

                                                                               8

                                      International Long Distance Corporation
                                           (a development stage company)
                                       Consolidated Statements of Cash Flows


                                                    Six Months          March 20, 1998         March 20, 1998
                                                       Ended           (Inception) to         (Inception) to
                                                   June 30, 2000      December 31, 1999        June 30, 2000
                                                     (Compiled)           (Audited)              (Compiled)
                                                 -----------------     ---------------        ---------------
Schedule of non-cash operating, investing,
  and financing transactions:

Acquisition of certain property and equipment:
      Capital leases
          Equipment acquired                     $         -            $      469,795         $     469,795
          Capital leases assumed                           -                  (379,206)             (379,206)
                                                ------------------      --------------         --------------
                  Cash paid                      $         -            $       90,589         $      90,589
                                                 =================      ==============         =============

Conversion of investor services to equity:
       Subscription agreements
          Settlement of claims                   $         -            $      182,000         $     182,000
          Services received                                374,761             993,104             1,367,865
          Exchange for property and equipment              148,500              -                    148,500
          Acquisition of equipment leases                  -                   443,205               443,205
          Subscription receivable                           50,000              -                     50,000
          Subscription agreements issued                  (573,261)         (1,618,309)           (2,191,570)
                                                 -----------------      --------------         -------------
                  Cash paid                      $         -            $       -              $       -
                                                 =================      ==============         =============

Investment in common stock:
      Accounts receivable converted                    $  (278,354)     $       -                   (278,354)
      Fair market value of investments
       acquired at conversion of stock                     135,000              -                    135,000
      Bad debt on receivable conversion                    143,354              -                    143,354
                                                 -----------------      --------------         ------------
                  Cash paid                      $        -             $       -              $       -
                                                 =================      ==============         =============


See notes to consolidated financial statements and accountants' report.

                                                                               9
                     International Long Distance Corporation
                          (a development stage company)
                   Notes to Consolidated Financial Statements
                                  June 30, 2000

Note 1 - Summary of significant accounting policies

Nature of business and basis of present+ation

International Long Distance Corporation ("ILDC" or the "Company") was formed on March 20, 1998, in the State of North Carolina as a long distance service provider dedicated to utilizing state of the art technology to provide premier long distance telephone service both domestically and internationally. The Company's operations center is located in Hertford, North Carolina.

Custom Telecom Solutions ("CTS") was formed as a joint venture corporation in November 1999, by an agreement between the Company and StarTouch International. The joint venture agreement was never executed. CTS remains a wholly-owned subsidiary of the Company but currently has no operations. All significant intercompany transactions have been eliminated in consolidation.

Cash and equivalents

Cash and equivalents includes all highly liquid investments with an original maturity of three months or less.

Property, equipment and depreciation

Property and equipment acquired through a purchase transaction are stated at cost. Certain property and equipment was acquired through an issuance of the Company's common stock. These assets are stated at the fair market value of the assets at the time of the issuance. Maintenance and repairs are charged to operations and major improvements are capitalized. Upon retirement, sale or other disposition, the cost and accumulated depreciation are eliminated from the accounts and any gain or loss is included in operations. Depreciation is computed using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Estimated useful lives of the assets range from three to fifteen years.

Property and equipment includes assets acquired under capital leases totaling $469,795. Equipment acquired through these leases are included as a component of telephone switching equipment.


Revenue recognition

Originally, the Company provided services involving the sale of prepaid long distance telephone cards. The corresponding revenue is included in the accompanying financial statements. Proceeds from the sale of prepaid phone cards are initially recorded as unearned revenue and, as the cards are used, the income earned by ILDC is reported in the statement of operations as service revenue. ILDC's primary source of revenue in the future is anticipated to be generated through the

                     International Long Distance Corporation
                          (a development stage company)
                   Notes to Consolidated Financial Statements
                                  June 30, 2000

establishment of revenue producing long distance telephone networks.

Income taxes

ILDC is subject to federal and state corporation income taxes on any net taxable income. Deferred income tax assets and liabilities are computed to reflect the difference between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets and liabilities to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Actual results could differ from those estimates.

Start-Up expenses

In accordance with Statement of Position 98-5, Reporting on the Costs of Start-up Activities, the Company expensed all organization and start-up expenses as incurred.

Allowance for doubtful accounts

Accounts receivable have been reviewed by management and no allowance for doubtful accounts is considered necessary as of June 30, 2000.

Deferred finance charges

In the early stages of development, certain investors assisted the Company in obtaining some of the telephone switching equipment necessary to further the Company's operations. The investors leased the equipment and assigned the leases to the Company. These equipment leases are recorded on the books as capital leases (Note 9). The total cost of equipment leased by investors and assigned to ILDC is $469,795. ILDC has either directly made all payments required under the leases or given credit to the investors for any lease payments made by the investors.

                     International Long Distance Corporation
                          (a development stage company)
                   Notes to Consolidated Financial Statements
                                  June 30, 2000

In consideration for the assistance provided by the investors in obtaining the equipment leases, ILDC credited these investors with joint venture or profit-sharing agreements (Note 2) totaling $443,205. These costs have been recorded as deferred finance charges and are being amortized over the term of the leases. Amortization of deferred finance charges was $44,321 and $121,018 for the periods ended June 30, 2000 and December 31, 1999, respectively.

Additionally, ILDC credited investors with joint venture or profit sharing agreements (Note 2) totaling $374,761 and $993,104 at June 30, 2000, and December 31, 1999, respectively, for providing short-term loans and lines of credit to ILDC or obtaining additional investors. These amounts are included as a component of amortization and finance costs in the consolidated statements of operations.

Common stock

On January 15, 2000, ILDC issued 791 shares of common stock to friends, family, and employees. Additionally, subsequent to the stock split described below, 10,000 shares of common stock at a value of $5.00 per share were issued to various other investors. None of these shares were paid for as of June 30, 2000, and are shown as common stock subscription receivable in the consolidated financial statements.

In April 2000, ILDC shareholders approved an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from 100,000 to 11,000,000.

On April 15, 2000, ILDC's board of directors declared a 3,032 for 1 split on the shares of ILDC's common stock. Each stockholder of record on April 15, 2000, received 3,032 additional shares of common stock for each share of common stock then held. The stock was issued subsequent to the declaration date. All references in the financial statements to the number of shares outstanding of ILDC's common stock reflect the effect of the stock split for all periods presented. Par value after the split was $.00033 per share.

As of June 30, 2000, ILDC had 11,000,000 shares of $.00033 par value common stock authorized with 5,500,000 issued and outstanding.

Note 2 - Stock subscription agreements

In order to obtain capital for the purposes of the construction, installation and maintenance of a telephone switching and call routing system and to fulfill liabilities and obligations associated with start-up expenses, the Company entered into joint venture and profit sharing agreements with various investors. In addition, the Company credited certain investors with joint venture or profit-sharing agreements in exchange for services provided to ILDC (Note 1) and in settlement of claims against

                     International Long Distance Corporation
                          (a development stage company)
                   Notes to Consolidated Financial Statements
                                  June 30, 2000

ILDC (Note 6). ILDC issued joint venture and profit-sharing agreements totaling $7,743,613 in exchange for the following consideration:
                                   Inception through        Inception through
              Consideration         June 30, 2000           December 31, 2999
--------------------------------  ------------------        -----------------
Cash received                            $5,552,043               $4,447,275
Acquisition of equipment leases             443,205                  443,205
Providing short- term loans and
 raising capital                          1,566,365                  993,104
Settlement of claims                        182,000                  182,000
                                        -----------              -----------
                                         $7,743,613               $6,065,884
                                         ==========               ==========

 No payments were made under these agreements since ILDC had not reached profitability.

On April 18, 2000, the investors agreed to cancel their joint venture and profit sharing agreements in exchange for common stock of ILDC. In order to facilitate the exchange, the Company increased the number of authorized shares from 100,000 to 11,000,000 (Note 1). Generally, each investor received one share of common stock for every $5.00 invested through joint venture or profit sharing agreements whether the investment was in cash or for services provided. ILDC issued 1,584,956 shares of stock in connection with the subscription agreements totaling $7,743,613.

Note 3 - Merger, reorganization, and share exchange

The Company had finalized plans for a merger and reorganization with a publicly traded entity (Note 12). Closing on the merger was anticipated to be in June 2000. Complications arose and ILDC has since finalized a share exchange with Old Night, Inc. (Old Night), another publically traded entity. An agreement between ILDC and Old Night was reached on June 30, 2000. The agreement provides for an exchange of 4,529,054 shares of Old Night common stock for 4,529,054 shares (82.35%) of ILDC common stock. The exchange offer is contingent on ILDC shareholders holding a minimum of 80% (4,400,000) of the issued and outstanding shares of ILDC tendering their share certificates in the exchange. The share exchange offer expires August 31, 2000.

Note 4 - Income taxes

ILDC had net operating losses of $4,137,059 and $7,685,699 as of June 30, 2000, and December 31, 1999, respectively, which will be carried forward to offset future taxable income. The cumulative tax benefit and deferred tax asset, totaling $4,610,000, generated by this net operating loss, has been completely offset by a valuation allowance due to the uncertainty of attaining profitable operations.

                     International Long Distance Corporation
                          (a development stage company)
                   Notes to Consolidated Financial Statements
                                  June 30, 2000

Note 5 - Related party transactions

ILDC was affiliated with National Marketing Corporation (NMC), a marketing organization, which is owned by the president of ILDC. ILDC advanced $1,085,448 to National Marketing Corporation during the calendar years 1998 and 1999, which will not be repaid since operations of NMC have been discontinued. A substantial portion of the funds advanced to NMC were forwarded to Prepaid Cellular Services, LLC (Note 6) in the form of loans, advances, and direct payment of Prepaid Cellular's liabilities. Prepaid Cellular ceased operations during 1999. As a result, these advances to National Marketing Corporation have been reflected as uncollectible advances to affiliate in the accompanying consolidated financial statements.

ILDC has advanced the president $85,060 as of June 30, 2000. No interest is charged on the advance.

Note 6 - Prepaid Cellular Services LLC

ILDC entered into various transactions with Prepaid Cellular Services, LLC (PCS) regarding the use of the ILDC telephone switching and network services. As the relationship with PCS progressed, the Company also made cash advances to PCS, purchased equipment for PCS and paid operating expenses of PCS. In addition, Anthony Overman, the president of ILDC, served for a brief period as CEO of PCS. ILDC also attempted to acquire the stock of PCS and merge PCS into ILDC. The acquisition of the stock was rejected and irreconcilable differences between the companies arose. Due to the significant amount invested into PCS, ILDC continued to fund the operations of PCS in an attempt to reach a point where revenue could be generated or some of the investment recovered. PCS ultimately failed. Numerous claims were made against PCS by various creditors and third parties. Due to the close relationship of ILDC with PCS and the fact that the ILDC president served as CEO of PCS, claims have been made against ILDC for some of the PCS debts and obligations (Note 11).

ILDC funded PCS amounts totaling $2,518,149. These amounts include advances by ILDC to PCS, payment of PCS expenses and obligations, and a settlement of approximately $468,000 to Garwell Limited Partnership for advances to PCS. The Garwell claim was settled by issuance of ILDC common stock. Subsequent to December 31, 1999, ILDC agreed to issue 200,000 shares of common stock to Garwell or its affiliates in exchange for cancelling the $468,000 claim and in exchange for $350,000 which had previously been invested in ILDC (Notes 2 and 3). When PCS ceased operations, ILDC took possession of equipment totaling $506,753. The remaining costs related to PCS, totaling $2,011,396, have been charged to expense as loss on failed venture.

ILDC has assumed responsibility for the portion of the debts incurred by PCS in cases where management has determined that ILDC has financially benefitted or is ultimately liable for payment.

                     International Long Distance Corporation
                          (a development stage company)
                   Notes to Consolidated Financial Statements
                                  June 30, 2000

These liabilities have been recorded in the accompanying consolidated financial statements.


Note 7 - Investment in Airtime Technologies

During April 2000, ILDC converted $278,534 in accounts receivable to 150,000 shares (or 5% ownership) of Airtime Technologies (Airtime). The Airtime stock was. valued at $135,000 based on a recent transaction between Airtime and an unrelated party. The difference between the original accounts receivable balance and the value of the stock was written off as bad debt.

Note 8 - Short-term notes payable

At June 30, 2000 and December 31, 1999, short-term notes payable consisted of the following:

                                                               2000       1999
                                                               ----       ----


Note  payable to  Comdial  due in  monthly  installments  of
$25,550 plus interest at 10.75% with remaining principal and
interst due at maturity on September 30, 2000.                $ 76,477  $228,800

Note payable to BDR  Consulting,  Inc.  (Note 12) due in one payment,  without  interest,  on September 30, 2000,  unless otherwise  converted  into equity  without  the  issuance of shares in ILDC. BDR Consulting,  Inc. was granted the option to purchase  150,000  shares of the newly merged  company at
$5.00 per share upon this  conversion.  Interest will accrue
at a rate of 10% on any unpaid principal at maturity.          150,000        -

Note payable to Crafton Matthews  originally due January 15,
2000,  and extended to April 19, 2000.  The note was paid on
the extended due date.                                          -         29,000

Notes  payable  to Old  Night,  Inc.  originally  due in one payment,  plus interest at 10% on August 15, 2000. The terms of the notes  were  renegotiated  on August  15,  2000.  The extended  maturity  date of the notes is October  31,  2000.
Interest  will  accrue at a rate of 8% after  maturity.  The notes arose from advances to purchase  additional  equipment
and to meet current obligations of ILDC as they became due.   2,299,000

                     International Long Distance Corporation
                          (a development stage company)
                   Notes to Consolidated Financial Statements
                                  June 30, 2000

Note payable to StarTouch  International  originally  due in one payment  including  interest at 10% on June 5, 2000. The note  arose  from  advances  relating  to a  proposed  joint venture  agreement between ILDC and StarTouch (Note 1). When the  joint  venture  was  abandoned,  all  amounts  due were converted to a note payable dated February 5, 2000. Interest accrues from the date of the note.  ILDC and  StarTouch  are negotiating  the payment terms and maturity of this note and expect to reach a resolution  by August 28,  2000.  The most recent  counteroffer from ILDC to StarTouch consists of ILDC making an initial payment of $650,000 by September 30, 2000, with the remaining balances due in six monthly  installments of  approximately  $230,000,  plus monthly  interest at 10%.
StarTouch  may convert  any of the unpaid  balance to common
stock at a conversion price of $8.00 per share.              2,067,300 1,579,329
                                                             --------- ---------
                                                            $5,942,785$1,837,188
                                                            ========== =========




Note 9 - Capital lease obligations

Included in long-term debt are lease obligations that have been capitalized for financial statement purposes. Minimum future lease payments under capital leases as of June 30, 2000, are as follows:

                 June 30,                                               Amount
                 --------                                             ---------
                   2001                                               $ 172,845
                   2002                                                 135,835
                   2003                                                  91,952
                   2004                                                   7,608
                                                                    -----------

Total minimum lease payments                                            408,240
Less: amounts representing interest                                     (79,102)
                                                                     ----------

Present value of net minimum
 lease payments                                                        $329,138
                                                                      ---------

Note 10 - Impairment of assets used in operations

In 1999, during the course of ILDC's review of its operations, the Company assessed the recoverability of the carrying value of the Compaq Tandem SCP platform, which resulted in an impairment loss of $279,071. This loss reflects the amount by which the carrying value exceeds the estimated fair value of the asset. The impairment loss is reported in the consolidated statement of operations.

                     International Long Distance Corporation
                          (a development stage company)
                   Notes to Consolidated Financial Statements
                                  June 30, 2000


Note 11 - Legal matters

ILDC is currently being sued by Compaq Computer Corporation for $820,439, which includes interest and court costs, for equipment purchased and currently in the possession of ILDC (Note 10). The full amount of this potential liability is included in accounts payable in the accompanying consolidated financial statements. ILDC and the plaintiff are currently engaged in negotiations in an attempt to settle this liability. On August 14, 2000, ILDC offered to pay the sum of $156,845 and to return the equipment to settle the claim. The offer has not been accepted as of August 24, 2000.

There is a possibility that the Company could be included in some of the numerous claims asserted against Prepaid Cellular Services, LLC (Note 6) due to the relationship between the two entities. The potential liability from these claims can not be estimated in the opinion of management and its counsel.

Note 12- BDR Consulting, Inc.

On February 16, 2000, BDR Consulting, Inc. ("BDR") entered into an agreement with ILDC where BDR would assist ILDC in raising at least $1,500,000 for its operations and in negotiating a merger between ILDC and a publicly traded company. For its services and the financing, BDR would receive shares of ILDC equal to the then outstanding shares of the Company which would make BDR a 50% shareholder.

On February 28, 2000, BDR cancelled this agreement and converted the $1,500,000 advanced into a short-term note (Note 8). BDR, commencing in May 2000, began advancing funds to Old Night, Inc., in exchange for shares of its common stock. Old Night is the target of a share exchange agreement with ILDC (Note 3). Old Night has also advanced the funds to ILDC in exchange for short-term notes described in Note 8.

Note 13 - Commitments

ILDC currently leases an office building in Hertford, North Carolina, for $5,000 per month under a 24-month lease agreement due to expire October 31, 2001. The lease was originally in the name of a company owned by ILDC's President and had been assigned to ILDC at December 31, 1999. During the period ended June 30, 2000, the assignment was returned to the original lessor in connection with other negotiations regarding the President of ILDC. The absolute purchase option requiring ILDC to purchase the building upon expiration of the lease for $750,000 is no longer an obligation to ILDC since the original lessor is obligated to exercise this option.

ILDC also leases office space in Atlanta, Georgia for $2,797 per month under a 26-month lease assumed from the prior lessee, Prepaid Cellular Services LLC, (Note 6). The lease was due to expire

                     International Long Distance Corporation
                          (a development stage company)
                   Notes to Consolidated Financial Statements
                                  June 30, 2000

April 30, 2001. The lease was renegotiated in June 2000. Additional space was added to the original lease. The current lease is for $13,870 per month for a term of five years, to expire in May 2005, with one renewal option of five years.

Future minimum lease payments under non-cancellable leases with original terms in excess of one year are as follows:

          June 30,                                               Amount
          --------                                             ---------
             2001                                              $ 226,440
             2002                                                186,440
             2003                                                166,440
             2004                                                166,440
             2005                                                152,750
                                                               ---------
                                                               $ 898,510

On July 27, 2000, ILDC entered into a one year agreement with Winton Capital Holdings, Inc. (Winton) to lease four Salix switching devices for $51,250 per quarter due to expire July 31, 2000. Three of the Salix switches had already been purchased by ILDC at June 30, 2000, for a total of $1,480,415. This amount is reflected in accounts payable at June 30, 2000, but will be paid from the above financing.

Note 14 - Financial instruments

The Financial Accounting Standards Board requires disclosure of information about financial instruments and related off-balance sheet risk and concentrations of credit risk. The Company places its cash with insured financial institutions. However, at times during the year, the cash balances exceeded the federally insured limits of the Federal Deposit Insurance Corporation.

Note 15- Continuation as a going concern

The Company incurred operating losses of $11,822,758 for the period from inception through June 30, 2000. These consolidated financial statements are presented on the basis which assumes the continued existence of International Long Distance Corporation as a going concern. Continuation as a going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The financial statements do not include any adjustments that might be necessary if ILDC is unable to continue as a going concern. Continuation of ILDC as a going concern is contingent upon completion of the share exchange (Note 3), continued financial support from investors and creditors, obtaining sufficient long-term financing for acquisition and implementation of its telephone network, and upon achieving and maintaining profitable operations.

                     International Long Distance Corporation
                          (a development stage company)
                   Notes to Consolidated Financial Statements
                                  June 30, 2000

Current plans for financing future operations include the Winton Capital Holdings, Inc. lease described in Note 13 above which paid accounts payable totaling $1,480,415 at June 30, 2000. In addition, ILDC has received a commitment letter for up to $10,000,000 in lease financing for telephone network build out subject to the Company meeting certain financing restrictions. Additional shares of the new company, upon merger, will also be available for issue to assist with operating costs and network build out.

                     International Long Distance Corporation

                          (a development stage company)
                        Consolidated Financial Statements
                     Years Ended December 31, 1999 and 1998

                     International Long Distance Corporation
                          (a development stage company)

                                    Contents


                                                                     Page

Independent Auditors' Report                                            1

Consolidated Balance Sheet                                            2-3

Consolidated Statements of Operations                                   4

Consolidated Statements of Changes in Stockholders' Deficit             5

Consolidated Statements of Cash Flows                                 6-8

Notes to Consolidated Financial Statements                            9-17

                                           Independent Auditors' Report




Board of Directors
International Long Distance Corporation
Hertford, North Carolina


We have audited the accompanying consolidated balance sheets of International Long Distance Corporation (a development stage company), as of December 31, 1999 and 1998, and the related consolidated statements of operations, changes in stockholder's deficit and cash flows for the years then ended and for the period March 20, 1998 (date of inception), to December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of International Long Distance Corporation, as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended and from March 20, 1998 (date of inception), to December 31, 1999, in conformity with generally accepted accounting principles.


/s/




Atlanta, Georgia
June 2, 2000 (Except Note 15 which is dated August 24, 2000)

2

                     International Long Distance Corporation
                          (a development stage company)
                           Consolidated Balance Sheets
                           December 31, 1999 and 1998

                                    Assets

                                                            1999          1998
                                                         ----------   ----------
Current assets
        Cash                                             $     --     $     --
        Accounts receivable - trade                         101,181         --
        Accounts receivable - officer                        84,060       21,445
        Accounts receivable - Prepaid Cellular Services        --      1,356,284
        Accounts receivable - affiliate                        --        917,560
                                                         ----------   ----------
                Total current assets                        185,241    2,295,289
                                                         ----------   ----------

Property and equipment
        Land                                                 39,374         --
        Leasehold improvements                              105,132         --
        Computers and software                              248,652         --
        Furniture and fixtures                                4,660         --
        Telephone switching equipment                     3,100,135    1,016,066
                                                         ----------   ----------
                 Total property and equipment             3,497,953    1,016,066
        Less: accumulated depreciation                      718,697       62,761
                                                         ----------   ----------
                  Property and equipment, net             2,779,256      953,305
                                                         ----------   ----------


Other assets
        Deposits                                             44,559       14,559
        Deferred finance charges, net of
         amortization of $121,018 and $20,710               322,187      272,495
                                                         ----------   ----------
                  Total other assets                        366,746      287,054
                                                         ----------   ----------



                  Total assets                           $3,331,243   $3,535,648
                                                         ==========   ==========

See notes to consolidated financial statements.


                                                                               3

                     International Long Distance Corporation
                          (a development stage company)
                           Consolidated Balance Sheets
                           December 31, 1999 and 1998

                      Liabilities and Stockholders' Deficit


                                                                  1999              1998
                                                             ---------------  ----------------


Current liabilities
        Cash overdraft                                       $         3,118  $         -
        Accounts payable                                           2,528,020           977,810
        Accrued expenses                                             145,027           -
        Accrued interest                                               3,300           -
        Current portion of capital lease obligations                 123,715            43,873
        Short-term notes payable                                   1,837,188           -
        Unearned revenue                                              55,000            -
                                                             ---------------  -----------------
             Total current liabilities                             4,695,368         1,021,683
                                                               -------------       -----------


Capital lease obligations                                            255,490           249,112
                                                              --------------      ------------


Stockholders' deficit
        Common stock, $1.00 par value;
            100,000 shares authorized;
            500 shares issued and outstanding                            500               500
        Subscription agreements                                    6,065,584         2,548,325
        Deficit accumulated during the
          development stage                                       (7,685,699)         (283,972)
                                                                ------------     -------------
             Total stockholders' deficit                          (1,619,615)        2,264,853
                                                                ------------      ------------

             Total liabilities and stockholders' deficit         $ 3,331,243       $ 3,535,648
                                                                 ===========       ===========



See notes to consolidated financial statements.

                                                                               4

                                      International Long Distance Corporation
                                           (a development stage company)
                                       Consolidated Statements of Operations
                                      Years Ended December 31, 1999 and 1998,
                                                        and
                            the Period March 20, 1998 (Inception) to December 31, 1999

                                                                                                  March 20, 1998
                                                     Year Ended December 31,                     (Inception) to
                                             -------------------------------------
                                                   1999                   1998                 December 31, 1999
                                           -------------------    --------------------         -----------------

Revenue
     Service revenue                           $      173,464        $         -                $    173,464
     Other income                                       1,030                  -                       1,030
                                             ----------------        -----------------       ---------------
                                                      174,494                  -                     174,494
                                               --------------        -----------------         -------------
Costs and expenses
     Costs of telephone services                      895,022                   66,652               961,674
     Research and development                         140,911                  -                     140,911
     General and administrative                       330,545                   37,558               368,103
     Other operating expenses                         495,916                   15,768               511,684
     Maintenance and utilities                         47,095                      625                47,720
     Travel, meals and
      entertainment                                   104,819                   37,974               142,793
                                                -------------             ------------          ------------
                                                    2,014,308                  158,577             2,172,885
                                                 ------------              -----------          ------------

Operating loss                                     (1,839,814)                (158,577)           (1,998,391)
                                                 ------------               ----------          ------------

Other expenses
     Amortization and finance costs                 1,093,411                   20,711             1,114,122
     Bad debts                                          1,300                  -                       1,300
     Charitable contributions                         127,664                   10,000               137,664
     Depreciation                                     655,936                   62,761               718,697
     Interest                                         217,887                   31,923               249,810
     Loss on impairment of asset                      279,071                  -                     279,071
     Loss on uncollectible
      advances to affiliate                         1,085,448                  -                   1,085,448
     Loss on failed venture                         2,011,396                  -                   2,011,396
     Rents and leases                                  89,800                  -                      89,800
                                                -------------        -----------------        --------------
        Total other expenses                        5,561,913                  125,395             5,687,308
                                                  -----------              -----------          ------------


Net loss                                          $(7,401,727)               $(283,972)          $(7,685,699)
                                                  ===========                =========           ===========

See notes to consolidated financial statements.


                                                                               5

                                     International Long Distance Corporation
                                           (a development stage company)
                            Consolidated Statement of Changes in Stockholder's Deficit
                            Period from March 20, 1998 (Inception) to December 31, 1999



                                                                                   Retained       Total
                                                        Common    Subscription     Earnings      Stockholder's
                                                      Stock         Agreements      (Deficit)     Deficit
                                                  -------------  -------------    ------------ -------------------

Balance, March 20, 1998                          $      -      $         -      $           -      $             -

Issuance of 500 shares of common stock                  500              -                  -                   500

Funds / services received for
 stock subscriptions                                     -          2,548,325          -             2,548,325

Net loss                                                                              (283,972)        (283,972)
                                                 ----------------------------------------------   --------------

Balance, December 31, 1998                                  500     2,548,325         (283,972)       2,264,853

Funds / services received for
 stock subscriptions                                    -           3,517,259          -              3,517,259

Net loss                                                -                -          (7,401,727)      (7,401,727)
                                                  ------------------------------  ------------    -------------

Balance, December 31, 1999                           $      500    $6,065,584      $(7,685,699)     $(1,619,615)
                                                     ==========    ==========      ===========      ===========

See notes to consolidated financial statements.


                                      International Long Distance Corporation
                                           (a development stage company)
                                       Consolidated Statements of Cash Flows
                                      Years Ended December 31, 1999 and 1998,
                                                        and
                            the Period March 20, 1998 (Inception) to December 31, 1999


                                                                                               March 20, 1998
                                                            Year Ended December 31,            (Inception) to
                                                     ----------------------------------
                                                           1999               1998            December 31, 1998
                                                    -----------------  -----------------      -----------------

Cash flows from operating activities
  Cash received from revenue                           $    128,313   $          -            $      128,313
  Cash paid to suppliers, employees
   and affiliate                                           (785,552)           (109,440)            (894,992)
  Cash paid for interest                                   (214,587)            (31,923)            (246,510)
  Cash advanced to failed joint venture                    (473,112)         (1,356,284)          (1,829,396)
                                                       ------------        ------------         ------------
            Net cash used in operating activities        (1,344,938)         (1,497,647)          (2,842,585)
                                                        -----------        ------------          -----------

Cash flows from investing activities:
  Purchases of property and equipment                    (2,601,958)           (705,271)          (3,307,229)
  Payment of deposits                                       (30,000)            (14,559)             (44,559)
                                                       ------------       -------------        -------------
           Net cash used in investing  activities        (2,631,958)           (719,830)          (3,351,788)
                                                        -----------        ------------          -----------

Cash flows from financing activities:
  Proceeds from issuance of notes payable                 2,525,838             -                  2,525,838
  Proceeds from stock subscription agreements             2,212,488           2,234,787            4,447,275
  Proceeds from issuance of common stock                    -                       500                  500
  Repayment of notes payable and capital leases            (761,430)            (17,810)            (779,240)
                                                        -----------        ------------          -----------
         Net cash provided by financing activities        3,976,896           2,217,477            6,194,373
                                                         ----------         -----------           ----------

Net increase in cash and cash equivalents                   -                   -                   -

Cash and cash equivalents, beginning of period              -                   -                    -
                                                   ----------------   -----------------     ----------------

Cash and cash equivalents, end of period           $        -         $         -            $       -
                                                   ================   =================      ===============

See notes to consolidated financial statements.


                                      International Long Distance Corporation
                                           (a development stage company)
                                       Consolidated Statements of Cash Flows
                                      Years Ended December 31, 1999 and 1998,
                                                        and
                            the Period March 20, 1998 (Inception) to December 31, 1999


                                                                                              March 20, 1998
                                                                 Year Ended December 31,      (Inception) to
                                                          ----------------------------
                                                               1999             1998          December 31, 1999
                                                        -----------------  --------------     -----------------
Cash flows from operating activities:

      Net loss                                               $(7,401,727)    $  (283,972)          (7,685,699)
      Adjustments to reconcile net loss to
       net cash used in operating activities
          Depreciation                                           655,936          62,761              718,697
          Amortization and finance costs                       1,073,079          41,043            1,114,122
          Loss on impairment of asset                            279,071         -                    279,071
          Non-cash portion of loss on
           failed venture                                        182,000         -                    182,000
          Conversion of accounts receivable
           to investment
          Changes in assets and liabilities:
               (Increase) decrease in assets
                   Accounts receivable-
                    joint venture                              1,356,284      (1,356,284)                    -
                   Accounts receivable-affiliate                 917,560        (917,560)                    -
                   Accounts receivable-trade                    (101,181)        -                   (101,181)
                   Accounts receivable-officer                   (62,615)        (21,445)             (84,060)
               Increase (decrease) in liabilities
                   Cash overdraft                                  3,118         -                      3,118
                   Accounts payable                            1,550,210         977,810            2,528,020
                   Accrued expenses                              145,027         -                    145,027
                   Accrued interest                                3,300         -                      3,300
                   Unearned revenue                               55,000             -                 55,000
                                                          --------------  ------------------   --------------
                   Net cash used in
                    operating  activities                    $(1,344,938)    $(1,497,647)          (2,842,585)
                                                             ===========     ===========           ==========


See notes to consolidated financial statements.

                                                                               8

                                      International Long Distance Corporation
                                           (a development stage company)
                                       Consolidated Statements of Cash Flows
                                      Years Ended December 31, 1999 and 1998,
                                                        and
                            the Period March 20, 1998 (Inception) to December 31, 1999


                                                                                             March 20, 1998
                                                        Year Ended December 31,              (Inception) to
                                              -----------------------------------------
                                                      1999                  1998             December 31, 1999
                                             ---------------------   ---------------------   -----------------
Schedule of non-cash operating, investing, and financing transactions:
Acquisition of certain property and equipment:
      Capital leases
          Equipment acquired                       $    159,000            $ 310,795          $    469,795
          Capital leases assumed                        (86,221)            (292,985)             (379,206)
                                                 --------------          -----------         -------------
                  Cash paid                       $      72,779           $   17,810         $      90,589
                                                  =============           ==========         =============

Conversion of investor services to equity:
       Subscription agreements
          Settlement of claims                     $    182,000       $      -                $    182,000
          Services received                             972,771               20,333               993,104
          Acquisition of equipment leases               150,000              293,205               443,205
          Subscription agreements issued             (1,304,771)            (313,538)           (1,618,309)
                                                    -----------           ----------           -----------
                  Cash paid                   $          -            $     -               $         -
                                              =================       ==============        =================


See notes to consolidated financial statements.

                                                                               9
                     International Long Distance Corporation
                          (a development stage company)
                   Notes to Consolidated Financial Statements
                     Years Ended December 31, 1999 and 1998

Note 1 - Summary of significant accounting policies

Nature of business and basis of presentation

International Long Distance Corporation ("ILDC" or the "Company") was formed on March 20, 1998, in the State of North Carolina as a long distance service provider dedicated to utilizing state of the art technology to provide premier long distance telephone service both domestically and internationally. The Company is headquartered in Hertford, North Carolina and is currently in the process of raising capital to expand its operations.

Custom Telecom Solutions ("CTS") was formed as a joint venture corporation in November 1999, by an agreement between the Company and StarTouch International. The joint venture agreement was never executed. CTS remains a wholly-owned subsidiary of the Company but currently has no operations. All significant intercompany transactions have been eliminated in consolidation.

Cash and cash equivalents

Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less.

Property, equipment and depreciation

Property and equipment are stated at cost. Maintenance and repairs are charged to operations and major improvements are capitalized. Upon retirement, sale or other disposition, the cost and accumulated depreciation are eliminated from the accounts and any gain or loss is included in operations. Depreciation is computed using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Estimated useful lives of the assets range from three to fifteen years.

Property and equipment includes assets acquired under capital leases totaling $469,795. Equipment acquired through these leases are included as a component of telephone switching equipment.

Revenue recognition

Originally the Company provided services involving the sale of prepaid long distance telephone cards. The corresponding revenue is included in the accompanying financial statements. Proceeds from the sale of prepaid phone cards are recorded as unearned revenue and, as the cards are used, the income earned by ILDC is reported in the statement of operations as service revenue. ILDC's primary source of revenue in the future is anticipated to be generated through the establishment of revenue producing long distance telephone networks.

                     International Long Distance Corporation
                          (a development stage company)
                   Notes to Consolidated Financial Statements
                     Years Ended December 31, 1999 and 1998

Income taxes

ILDC is subject to federal and state corporation income taxes on any net taxable income. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets and liabilities to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Actual results could differ from those estimates.

Start-Up expenses

In accordance with Statement of Position 98-5, Reporting on the Costs of Start-up Activities, the Company expensed all organization and start-up expenses as incurred.

Allowance for doubtful accounts

Accounts receivable have been reviewed by management and no allowance for doubtful accounts is considered necessary as of December 31, 1999 and 1998.

Deferred finance charges

In the early stages of development, certain investors assisted the Company in obtaining some of the telephone switching equipment necessary to further the Company's operations. The investors leased the equipment and assigned the leases to the Company. These equipment leases are recorded on the books as capital leases (Note 8). The total cost of equipment leased by investors and assigned to ILDC is $469,795. ILDC has either directly made all payments required under the leases or given credit to the investors for any lease payments made by the investors.

In consideration for the assistance provided by the investors in obtaining the equipment leases, ILDC has credited these investors with joint venture or profit-sharing agreements (Note 2) totaling

                     International Long Distance Corporation
                          (a development stage company)
                   Notes to Consolidated Financial Statements
                     Years Ended December 31, 1999 and 1998

$443,205. These costs have been recorded as deferred finance charges and are being amortized over the term of the leases. Amortization of deferred finance charges was $121,018 and $20,710 at December 31, 1999 and 1998, respectively.

Additionally, ILDC credited investors $993,104 for providing short-term loans and lines of credit to ILDC or obtaining additional investors. This amount is included as a component of amortization and finance costs in the consolidated statement operations.

Common stock

At December 31, 1999, ILDC had 100,000 shares of $1.00 par value common stock authorized with 500 shares issued and outstanding. All of the shares outstanding at December 31, 1999, were owned by the Anthony C. Overman Revocable Trust. The trustee is Anthony C. Overman, president of ILDC.

Subsequent to December 31, 1999, as part of the merger and reorganization  (Note
3), the stock was split and the number of authorized shares was increased to 11,000,000.

Note 2 - Stock subscription agreements

In order to obtain capital for the purposes of the construction, installation and maintenance of a telephone switching and call routing system and to fulfill liabilities and obligations associated with start-up expenses, the Company entered into joint venture and profit sharing agreements with various investors. In addition, the Company credited certain investors with joint venture or profit-sharing agreements in exchange for services provided to ILDC (Note 1) and in settlement of claims against ILDC (Note 6). Through December 31, 1999, ILDC issued joint venture and profit-sharing agreements totaling $6,065,584 in exchange for the following consideration:

                Consideration                      1999           1998
  ----------------------------------------    -------------  --------------
  Cash received                                  $4,447,275      $2,234,787
  Acquisition of equipment leases                   443,205         293,205
  Providing short- term loans and
   raising capital                                  993,104          20,333
  Settlement of claims                              182,000          -
                                                -----------  --------------
                                                 $6,065,584      $2,548,325
                                                 ==========      ==========

 No payments were made under these agreements since ILDC had not reached profitability.

Subsequent to December 31, 1999, the investors agreed to cancel their joint venture and profit sharing agreements in exchange for common stock of ILDC. In order to facilitate the exchange, the

                                                                              12
                     International Long Distance Corporation
                          (a development stage company)
                   Notes to Consolidated Financial Statements
                     Years Ended December 31, 1999 and 1998

Company increased the number of authorized shares from 100,000 to 11,000,000 (Note 1). Generally, each investor will receive one share of common stock for every $5.00 invested through joint venture or profit sharing agreements whether the investment was in cash or for services provided. The shares will be issued in conjunction with the merger and reorganization (Note 3).

The amount reported in stockholder's deficit as subscription agreements of $6,065,584 represents the amounts invested through joint venture and profit sharing agreements. The Company expects to issue 1,249,350 shares of stock for the subscription agreements. Subsequent to December 31, 1999, ILDC received additional capital of approximately $800,000 through the issuance of joint venture agreements. The additional joint venture agreements will also be cancelled in exchange for common stock of ILDC at the merger.

Note 3 - Merger and reorganization

The Company as of May 18, 2000, has finalized plans for a merger and reorganization with a publicly traded entity. Closing on the merger is anticipated to be June 30, 2000. Upon completion of the merger, all of the ILDC stock issued and outstanding at June 30, 2000, will be converted into the right to receive newly issued shares of the publicly traded common stock, par value $.001. The merger is expected to be a tax free reorganization within the meaning of Section 368 of the Internal Revenue Code.

Note 4 - Income taxes

ILDC has a net operating loss of $7,685,699 as of December 31, 1999, which will be carried forward to offset future taxable income. The tax benefit and deferred tax asset, totaling $2,984,000, generated by this net operating loss, has been offset by a valuation allowance due to the uncertainty of profitable operations.

Note 5 - Related party transactions

ILDC was affiliated with National Marketing Corporation (NMC), a marketing organization, which is owned by the president of ILDC. ILDC advanced $1,085,448 to National Marketing Corporation during the calendar years 1998 and 1999, which will not be repaid since operations of NMC have been discontinued. A substantial portion of the funds advanced to NMC were forwarded to Prepaid Cellular Services, LLC (Note 6) in the form of loans, advances, and direct payment of Prepaid Cellular's liabilities. Prepaid Cellular ceased operations during 1999. At December 31, 1998, advances totaling $917,560 were classified as advances from affiliate. Due to the operations of NMC and Prepaid Cellular Services being discontinued during 1999, all advances to NMC have been reflected as uncollectible advances to affiliate in the accompanying consolidated financial statements.

                                                                              13
                     International Long Distance Corporation
                          (a development stage company)
                   Notes to Consolidated Financial Statements
                     Years Ended December 31, 1999 and 1998

ILDC has advanced the president $84,060 as of December 31, 1999. No interest is charged on the advance.

ILDC received advances from a relative of the president totaling $41,985. This amount is included in accounts payable at December 31, 1999.

Note 6 - Prepaid Cellular Services LLC

ILDC entered into various transactions with Prepaid Cellular Services, LLC (PCS) regarding the use of the ILDC telephone switching and network services. As the relationship with PCS progressed, the Company also made cash advances to PCS, purchased equipment for PCS and paid operating expenses of PCS. In addition, Anthony Overman, the president of ILDC, served for a brief period as CEO of PCS. ILDC also attempted to acquire the stock of PCS and merge PCS into ILDC. The acquisition of the stock was rejected and irreconcilable differences between the companies arose. Due to the significant amount invested into PCS, ILDC continued to fund the operations of PCS in an attempt to reach a point where revenue could be generated or some of the investment recovered. PCS ultimately failed. Numerous claims were made against PCS by various creditors and third parties. Due to the close relationship of ILDC with PCS and the fact that the ILDC president served as CEO of PCS, claims have been made against ILDC for some of the PCS debts and obligations (Note 10).

ILDC funded PCS amounts totaling $2,518,149. These amounts include advances by ILDC to PCS, payment of PCS expenses and obligations, and a settlement of approximately $468,000 to Garwell Limited Partnership for advances to PCS. The Garwell claim was settled by issuance of ILDC common stock. Subsequent to December 31, 1999, ILDC agreed to issue 200,000 shares of common stock to Garwell or its affiliates in exchange for cancelling the $468,000 claim and in exchange for $350,000 which had previously been invested in ILDC (Notes 2 and 3). When PCS ceased operations, ILDC took possession of equipment totaling $506,753. The remaining costs related to PCS, totaling $2,011,396, have been charged to expense as loss on failed venture. At December 31, 1998, all advances to PCS, totaling $1,356,284, were recorded as an advance to PCS.

ILDC has assumed responsibility for the portion of the debts incurred by PCS in cases where management has determined that ILDC has financially benefitted or is ultimately liable for payment. These liabilities have been recorded in the accompanying consolidated financial statements.

                                                                              14
                     International Long Distance Corporation
                          (a development stage company)
                   Notes to Consolidated Financial Statements
                     Years Ended December 31, 1999 and 1998

Note 7 - Short-term notes payable

Short-term notes payable consisted of the following:              1999             1998
                                                             ------------    ------------

Note  payable to  Comdial  due in  monthly  installments  of
$25,550 plus interest at prime plus 2.5% (10.75% at December
31,  1999) with  remaining  principal  and  interest  due at
maturity on September 30, 2000.                                $228,859          $ -

Note payable to Crafton Matthews  originally due January 15,
2000,  and extended to April 19, 2000.  The note was paid in
full at the extended due date.                                   29,000            -

Note payable to StarTouch International due in one payment including interest at 10% on June 5, 2000. Additional amounts totaling $488,000 were borrowed during calendar year
2000 and are also due on June 5, 2000. The note arose from advances relating to a proposed joint venture agreement between ILDC and Star Touch (Note 1). When the joint venture was abandoned, all amounts due were converted to a note payable dated February 5, 2000. Interest accrues from the date of the note.


                                                              1,579,329             -
                                                             -----------     ---------
                                                             $1,837,188       $     -
                                                             ==========      =========

Note 8 - Capital lease obligations

Included in long-term debt are lease obligations that have been capitalized for financial statement purposes. Minimum future lease payments under capital leases as of December 31, 1999 and 1998, are as follows:

   Year ending December 31,                       1999            1998
   ------------------------                   ------------    ------------
              1999                              $   91,952      $   91,952
              2000                                 175,533          91,952
              2001                                 150,464          91,952
              2002                                 106,581          91,952
              2003                                  53,583          53,884
                                               -----------     -----------
              Total minimum lease payments         486,161         421,692
   Less: amounts representing interest            (106,956)       (128,707)
                                                ----------      ----------

   Present value of net minimum
    lease payments                               $ 379,205       $ 292,985
                                                 =========       =========

                                                                              15
                     International Long Distance Corporation
                          (a development stage company)
                   Notes to Consolidated Financial Statements
                     Years Ended December 31, 1999 and 1998

Note 9 - Impairment of assets used in operations

During the course of ILDC's review of its operations, the Company assessed the recoverability of the carrying value of the Compaq Tandem SCP platform, which resulted in an impairment loss of $279,071. This loss reflects the amount by which the carrying value exceeds the estimated fair value of the asset. The impairment loss is reported in the consolidated statement of operation in 1999.


Note 10 - Legal matters

ILDC is currently being sued by Compaq Computer Corporation for $820,439, which includes interest and court costs, for equipment purchased and currently in the possession of ILDC. The full amount of this potential liability is included in accounts payable in the accompanying consolidated financial statements. The Company and the plaintiff are currently engaged in negotiations in an attempt to settle this liability.

There is a possibility that the Company could be included in some of the numerous claims asserted against Prepaid Cellular Services, LLC (Note 6) due to the relationship between the two entities. The potential liability from these claims can not be estimated in the opinion of management and its counsel.

Note 11- BDR Consulting, Inc.

On February 16, 2000, BDR Consulting, Inc. ("BDR") entered into an agreement with ILDC where BDR would assist ILDC in raising at least $1,500,000 for its operations and in negotiating a merger between ILDC and a publicly traded company. For its services and the financing, BDR will receive shares of ILDC equal to the then outstanding shares of the Company which would make BDR a 50% shareholder. As of May 31, 2000, BDR has raised approximately $3,600,000 in financing for ILDC. Shares of ILDC will be issued in a simultaneous transaction with the merger. Until that time all funds received from BDR are being treated as advances.

Note 12 - Commitments

ILDC currently leases an office building for $5,000 per month under a 24 month lease agreement due to expire October 31, 2001. The lease contains an absolute purchase option requiring the Company to purchase the building upon expiration of the lease for $750,000. The lease was originally in the name of a company owned by ILDC's sole shareholder. The lease was assigned to ILDC during the development period.

                                                                              16
                     International Long Distance Corporation
                          (a development stage company)
                   Notes to Consolidated Financial Statements
                     Years Ended December 31, 1999 and 1998

ILDC also leases office space in Atlanta, Georgia for $2,797 per month under a 26-month lease assumed from the prior lessee, Prepaid Cellular Services LLC, (Note 6). The lease was due to expire April 30, 2001. The lease was renegotiated in June 2000. Additional space was added to the original lease. The current lease is for $13,870 per month for a term of five years, to expire in May 2005, with one renewal option of five years.

As of December 31, 1999, ILDC had outstanding purchase orders totaling approximately $5,500,000 for the purchase of additional telephone switching equipment.

Note 13 - Financial instruments

The Financial Accounting Standards Board requires disclosure of information about financial instruments and related off-balance sheet risk and concentrations of credit risk. The Company places its cash with insured financial institutions. However, at times during the year, the cash balances exceeded the federally insured limits of the Federal Deposit Insurance Corporation.

Note 14 - Continuation as a going concern

The Company incurred operating losses of $7,685,699 for the period from inception through December 31, 1999. These consolidated financial statements are presented on the basis which assumes the continued existence of International Long Distance Corporation as a going concern. Continuation as a going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Continuation of the Company as a going concern is contingent upon completion of the merger (Note 3), continued financial support from investors and creditors and upon achieving and maintaining profitable operations.

Note 15 - Subsequent events

The following is a series of subsequent events occurring between June 2, 2000 and August 24, 2000.

Common stock

On January 15, 2000, ILDC issued 791 shares of common stock to friends, family, and employees. Additionally, subsequent to the stock split described below, 10,000 shares of common stock at a value of $5.00 per share were issued to various other investors.

In April 2000, ILDC shareholders approved an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from 100,000 to 11,000,000.

                                                                              17
                     International Long Distance Corporation
                          (a development stage company)
                   Notes to Consolidated Financial Statements
                     Years Ended December 31, 1999 and 1998

On April 15, 2000, ILDC's board of directors declared a 3,032 for 1 split on the shares of ILDC's common stock. Each stockholder of record on April 15, 2000, received 3,032 additional shares of common stock for each share of common stock then held. The stock was issued subsequent to the declaration date.

Merger, reorganization, and share exchange

The Company had finalized plans for a merger and reorganization with a publicly traded entity (Note 3). Closing on the merger was anticipated to be in June 2000. Complications arose and ILDC has since finalized a share exchange with Old Night, Inc. (Old Night), another publically traded entity. An agreement between ILDC and Old Night was reached on June 30, 2000. The agreement provides for an exchange of 4,529,054 shares of Old Night common stock for 4,529,054 shares (82.35%) of ILDC common stock. The exchange offer is contingent on ILDC shareholders holding a minimum of 80% (4,400,000) of the issued and outstanding shares of ILDC tendering their share certificates in the exchange. The share exchange offer expires August 31, 2000.

Investment in Airtime Technologies

During April 2000, ILDC converted $278,534 in accounts receivable to 150,000 shares (or 5% ownership) of Airtime Technologies (Airtime). The Airtime stock was valued at $135,000 based on a recent transaction between Airtime and an unrelated party. The difference between the original accounts receivable balance and the value of the stock was written off as bad debt.

Legal matters

On August 14, 2000, ILDC offered to pay the sum of $156,845 to Compaq Computer Corporation (Note 10) and to return the equipment to settle the claim. The offer has not been accepted as of August 24, 2000.

Commitments

On July 27, 2000, ILDC entered into a one year agreement with Winton Capital Holdings, Inc. (Winton) to lease four Salix switching devices for $51,250 per quarter.

                              NxGen Networks, Inc.
        Unaudited Pro Forma Condensed Consolidated Financial Information
                                    Overview


On August 31, 2000, NxGen Networks, Inc., a Nevada corporation formerly named Old Night, Inc. (the "Company") issued 4,529,054 shares of the Common Stock of the Company to acquire approximately 82.35% of the issued and outstanding shares of common stock of International Long Distance Corporation, a North Carolina corporation ("ILDC"). The Company entered into a share exchange agreement dated as of June 30, 2000 ("Agreement") with ILDC and certain stockholders of ILDC ("ILDC Stockholders") who are signatories to the Agreement incorporated by reference herein to the Company's Definitive Information Statement on Form 14C dated July 28, 2000 (the "Information Statement"), which provided for, among other things, the issuance by the Company of 4,529,054 shares of its Common Stock in exchange for 4,529,054 or 82.35% of the issued and outstanding shares of common stock of ILDC (the "Share Exchange"). As a result of the Share Exchange the ILDC Stockholders now hold approximately 43% of the Company's total issued and outstanding share capital.

The acquisition was accounted for using the purchase method of accounting and accordingly, the purchase price was allocated to the tangible and intangible net assets acquired on the basis of their respective fair values on the acquisition date. Goodwill represents intellectual property acquired - process patents pending for its VOIP technology, Billing Software and Application Programming Interface Software; core/alternative use technology for its Integrated Voice and Data Network (IVDN) and technical expertise and know-how. Intangible assets and goodwill are being amortized over their estimated useful lives of eight years.


The accompanying unaudited pro forma condensed consolidated balance sheets gives effect to this consummated acquisition as if it had occurred on January 1, 1999 by consolidating the balance sheets of International Long Distance Corporation and the Company at December 31, 1999 and June 30, 2000.

The accompanying unaudited pro forma condensed consolidated statements of operations give effect to this consummated acquisition as if it had occurred on December 31, 1999 by consolidating the results of operations of the Company and International Long Distance Corporation for the year ended December 31, 1999 and the six months ended June 30, 2000.

The unaudited pro forma condensed consolidated statements of operations are not necessarily indicative of the operating results that would have been achieved had the transaction been in effect as of the beginning of the periods presented and should not be construed as being representative of future operating results.




                                                NxGEN Networks, Inc.
                              Unaudited Pro Forma Condensed Consolidated Balance Sheet


                                                    ILDC          Old Night       Pro forma      Pro forma
                                                    ----          ---------       ---------      ---------
                                                  6/30/2000       6/30/2000      Adjustments     Combined
                                                  ---------       ---------      -----------     --------

Assets
   Current assets
      Cash and cash equivalents                 $    149,912    $    191,773                    $    341,685
      Accounts receivable-officer                                                                        -
      Note receivable-related party      (8)                       2,324,914                       2,324,914
      Accounts receivable-net                         60,543             -               -            60,543
                                                ------------    ------------    ------------    ------------
   Total current assets                              210,455       2,516,687             -         2,727,142

   Property and equipment, net           (3)       6,086,852                        (400,000)      5,715,423
                                         (5)                                          28,571
   Deferred finance charges, net                     277,866                                         277,866
   Investment                                        135,000                                         135,000
   Goodwill                              (3)                                      25,115,840      23,546,100
                                         (7)                                      (1,569,740)
   Deposits and other assets                          44,559             -               -            44,559
                                                ------------    ------------    ------------    ------------
Total assets                                    $  6,754,732    $  2,516,687    $ 23,174,671    $ 32,446,090
                                                ------------    ------------    ------------    ------------
Liabilities and shareholders' equity
   Current liabilities
      Accounts payable                             3,997,930                                       3,997,930
      Accrued liabilities                            582,695                                         582,695
      Note payable-related party                   2,324,914                                       2,324,914
      Short-term notes payable           (6)       3,643,785                      (1,500,000)      2,143,785
      Obligations under capital leases               329,138                                         329,138
      Deferred revenue and other                      89,975             -               -            89,975
                                                ------------    ------------    ------------    ------------
   Total current liabilities                      10,968,437             -        (1,500,000)      9,468,437
                                                ------------    ------------    ------------    ------------
Noncontrolling interest in subsidiary                    -               -          (643,135)       (643,135)
                                                ------------    ------------    ------------    ------------
Shareholders (deficit)
      Common stock                       (1)           1,812           5,963           4,529          10,492
                                         (3)
      Common stock subscribed            (3)                                          (1,812)             -
      Additional paid-in capital         (1)       7,692,301       2,548,601      22,640,741      25,753,342
                                         (6)                                       1,500,000
                                         (3)                                      (9,192,301)
                                         (4)                                         564,000

      Deficit accumulated during the     (7)                                     (1,569,740)
        development stage                (3)     (11,907,818)        (37,877)     11,907,818      (2,143,046)
                                         (5)    ------------    ------------    ------------    ------------
                                         (4)                                          28,571
                                                                                    (564,000)

   Total shareholder's (deficit)                  (4,213,705)      2,516,687      25,317,806      23,620,788
                                                ------------    ------------    ------------    ------------
Total liabilities and shareholders' (deficit)   $  6,754,732    $  2,516,687    $ 23,174,671    $ 32,446,090
                                                ------------    ------------    ------------    ------------

                                                NxGEN Networks, Inc.
                         Notes to Unaudited pro forma condensed consolidated balance sheet


(1)  To record issuance of 4,529,054 shares of common stock of International Long Distance Corp. ("ILDC")

(2)  To record the allocation of purchase price, assuming the allocation ocurred as of December 31, 1999 Due to the operating  results  through the closing date of August 31,  2000,  the actual  amount of Goodwill  recorded is different than the amount reflected above.

(3)  To eliminate ILDC's historical equity and relect 17.65% noncontrolling interest in subsidiary

(4)  To record compensation expense of $564,000 related to the issuance of 150,000 options to purchase NxGEN common stock to a consultant.

(5)  To reflect change in depreciation expense as the result of the allocation of the purchase price.

(6)  To record the effect of the automatic conversion of $1,500,000  short-term debt upon consumation of the merger between ILDC and NxGEN.

(7)  To reflect the amortization of goodwill and intangibles resulting from the purchase of ILDC.












                                                NxGEN Networks, Inc.
                              Unaudited Pro Forma Condensed Consolidated Balance Sheet


                                                             ILDC        Old Night     Pro forma        Pro forma
                                                             ----        ---------     ---------        ---------
                                                          12/31/1999    12/31/1999     Adjustments       Combined
                                                          ----------    ----------     -----------       --------
Assets
   Current assets
      Cash and cash equivalents                           $        -     $       -                     $        -
      Accounts receivable-officer                               84,060           -                           84,060
      Note receivable-related party
      Accounts receivable-net                                  101,181           -              -           101,181
                                                           -----------   -----------  ------------     ------------
   Total current assets                                        185,241           -              -           185,241

   Property and equipment, net                  (3)          2,779,256           -        (400,000)       2,436,399
                                                (5)                                         57,143
   Deferred finance charges, net                               322,187           -                          322,187
   Investment                                                                                                   -
   Goodwill                                     (3)                                     24,021,750       21,019,031
                                                (6)                                     (3,002,719)
   Deposits and other assets                                   44,559            -              -            44,559
                                                           -----------   -----------  ------------     ------------
Total assets                                               $3,331,243    $       -    $ 20,676,174     $ 24,007,417
                                                           -----------   -----------  ------------     ------------
Liabilities and shareholders' equity
   Current liabilities
      Accounts payable                                       2,531,138        1,600                       2,532,738
      Accrued liabilities                                      148,327           -                          148,327
      Short-term notes payable                               1,837,188           -                        1,837,188
      Obligations under capital leases                         379,205           -                          379,205
      Deferred revenue and other                                55,000           -              -            55,000
                                                           -----------   -----------  ------------     ------------
   Total current liabilities                                4,950,858         1,600             -         4,952,458
                                                           -----------   -----------  ------------     ------------
Noncontrolling interest in subsidiary                               -            -        (643,135)        (643,135)
                                                           -----------   -----------  ------------     ------------
Shareholders (deficit)
      Common stock                              (1)                500          496          4,529            5,025
                                                (3)                                           (500)
      Common stock subscribed                   (3)          6,065,584                  (6,065,584)              -
      Additional paid-in capital                (1)                  -       37,504     22,640,741       23,242,245
                                                (4)                                        564,000
      Deficit accumulated during the
        development stage                       (3)         (7,685,699)     (39,600)     7,685,699       (3,549,176)
                                                           -----------   -----------  ------------     ------------
                                                (6)                                     (3,002,719)
                                                (5)                                         57,143
                                                (4)                                       (564,000)

   Total shareholder's (deficit)                            (1,619,615)      (1,600)    21,319,309       19,698,094
                                                           -----------   -----------  ------------     ------------
Total liabilities and shareholders' (deficit)              $ 3,331,243   $      -     $ 20,676,174     $ 24,007,417
                                                           -----------   -----------  ------------     ------------


                                                NxGEN Networks, Inc.
                         Notes to Unaudited pro forma condensed consolidated balance sheet


(1)  To record issuance of 4,529,054 shares of common stock of International Long Distance Corp. ("ILDC")

(2)  To record the allocation of purchase price, assuming the allocation ocurred as of December 31, 1999 Due to the operating  results  through the closing date of August 31,  2000,  the actual  amount of Goodwill  recorded is different than the amount reflected above.

(3)  To eliminate ILDC's historical equity and reflect 17.65% noncontrolling interest in subsidiary

(4)  To record compensation expense of $564,000 related to the issuance of 150,000 options to purchase NxGEN common stock to a consultant.

(5)  To reflect change in depreciation expense as the result of the allocation of the purchase price.

(6)  To reflect the amortization of goodwill and intangibles resulting from the purchase of ILDC.


                                                     NxGEN Networks, Inc.
                              Unaudited Pro Forma Condensed Consolidated Statement of Operations
                                                 Year ended December 31, 1999


                                                       ILDC            Old Night                    Pro forma        Pro forma
                                                       ----            ---------                    ---------        ---------
                                                      Actual             Actual     Combined       Adjustments       Combined
                                                      ------             ------     --------       -----------       --------

Revenue
   Service revenue                                 $    174,494       $     -      $    174,494     $       -      $    174,494
                                                   ------------       -----------  ------------    ------------    ------------
Cost of revenue                                         895,022             -           895,022             -           895,022
                                                   ------------       -----------  ------------    ------------    ------------
Gross profit                                           (720,528)            -          (720,528)            -          (720,528)

Sales and marketing                                     104,819         104,819         104,819
Research and development                                140,911         140,911         140,911
General and administrative                            1,092,320           1,600       1,093,920       1,093,920
Amortization of goodwill               (1)                  -         3,002,719       3,002,719
Compensation expense                   (2)                  -           564,000         564,000
Depreciation and amortization          (3)            1,749,347             -         1,749,347         (57,143)      1,692,204
                                                   ------------       -----------  ------------    ------------    ------------
                                                      3,087,397           1,600       3,088,997       3,509,576       6,598,573
                                                   ------------       -----------  ------------    ------------    ------------
Loss from operations                                 (3,807,925)         (1,600)     (3,809,525)     (3,509,576)     (7,319,101)
                                                   ------------       -----------  ------------    ------------    ------------
Other expenses:
   Loss on failed ventures                            3,096,844       3,096,844       3,096,844
   Impairment of assets                                 279,071         279,071         279,071
   Interest                                             217,887             -           217,887         217,887
   Other (income)expense                                    -               -               -               -               -
                                                   ------------       -----------  ------------    ------------    ------------
                                                      3,593,802             -         3,593,802             -         3,593,802
                                                   ------------       -----------  ------------    ------------    ------------
Net loss                                           $ (7,401,727)   $     (1,600)   $ (7,403,327)   $ (3,509,576)   $(10,912,903)
                                                   ------------       -----------  ------------    ------------    ------------

Pro forma net loss per share-basic and diluted                                     $     (14.91)                   $      (2.17)
                                                                                    ------------                    ------------
Pro forma weighted average shares-basic and diluted                                     496,400 (4)                 5,025,454 (4)
                                                                                    ------------                    ------------


                                                     NxGEN Networks, Inc.
                         Notes to Unaudited pro forma condensed consolidated statement of operations


(1)  To reflect the amortization of goodwill and intangibles resulting from the purchase of ILDC.

(2)  To record compensation  expense of $564,000 related to the issuance of 150,000 options to purchase NxGEN common stock to a consultant.

(3)  To reflect change in depreciation expense as the result of the allocation of the purchase price.

(4)  Pro forma basic and diluted net loss per share of Nxgen,  Inc. for the year ended  December  31, 1999 has been  computed using the weighted average number of common shares outstanding.  All potentially  dilutive securities have been excluded from the  calculation of pro forma diluted net loss per share because their effect is  anti-dilutive.  The adjustment to the pro forma NxGEN,  Inc.  weighted  average shares  outstanding  results from the inclusion of actual shares issued in conjunction with the acquisition of ILDC as if such shares were outstanding from January 1, 1999.







                                                     NxGEN Networks, Inc.
                              Unaudited Pro Forma Condensed Consolidated Statement of Operations
                         Six months ended June 30, 2000


                                                            ILDC           Old Night                      Pro forma       Pro forma
                                                       ------------      -----------                    ------------   -------------
                                                            Actual          Actual        Combined       Adjustments        Combined
                                                       ------------      -----------   ------------     ------------   -------------
Revenue

   Service revenue                                     $    663,305      $      -      $    663,305           $ -      $    663,305
                                                       ------------      -----------   ------------     ------------   -------------
Cost of revenue                                           1,043,285             -         1,043,285             -         1,043,285
                                                       ------------      -----------   ------------     ------------   -------------
Gross profit                                               (379,980)            -          (379,980)            -          (379,980)

Sales and marketing                                         215,873                         215,873                         215,873
Research and development                                    128,533                         128,533                         128,533
General and administrative                                2,326,142          24,191       2,350,333                       2,350,333
Amortization of goodwill        (1)                                                                       1,569,740       1,569,740
Compensation expense            (2)                                                                         564,000         564,000
Depreciation and amortization   (3)                         984,003             -           984,003         (28,571)        955,432
                                                       ------------      -----------   ------------     ------------   -------------
                                                          3,654,551          24,191       3,678,742       2,105,169       5,783,911
                                                       ------------      -----------   ------------     ------------   -------------
Loss from operations                                     (4,034,531)        (24,191)     (4,058,722)     (2,105,169)     (6,163,891)
                                                       ------------      -----------   ------------     ------------   -------------
Other expenses:
   Interest                                                 187,588                         187,588         (25,914)        161,674
   Other (income)expense                                        -           (25,914)        (25,914)         25,914             -
                                                       ------------      -----------   ------------     ------------   -------------
                                                            187,588         (25,914)        161,674             -           161,674
                                                       ------------      -----------   ------------     ------------   -------------
Net Income (loss)                                      $ (4,222,119)   $      1,723    $ (4,220,396)   $ (2,105,169)   $ (6,325,565)
                                                       ------------      -----------   ------------     ------------   -------------

Pro forma netincome(loss) per share-basic and diluted                  $       0.00                                   $      (0.20)

Pro forma weighted average shares-basic and diluted                       5,963,400(4)                                   10,492,454


                                                     NxGEN Networks, Inc.
                         Notes to Unaudited pro forma condensed consolidated statement of operations


(1)  To reflect the amortization of goodwill and intangibles resulting from the purchase of ILDC.

(2)  To record compensation  expense of $564,000 related to the issuance of 150,000 options to purchase NxGEN common stock to a consultant.

(3)  To reflect change in depreciation expense as the result of the allocation of the purchase price.

(4)  Pro forma basic and diluted net loss per share of Nxgen,  Inc. for the year ended  December  31, 1999 has been  computed using the weighted average number of common shares outstanding.  All potentially  dilutive securities have been excluded from the  calculation of pro forma diluted net loss per share because their effect is  anti-dilutive.  The adjustment to the pro forma NxGEN,  Inc.  weighted  average shares  outstanding  results from the inclusion of actual shares issued in conjunction with the acquisition of ILDC as if such shares were outstanding from January 1, 2000.